UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

Salisbury Bancorp, Inc.

(Exact name of registrant as specified in charter)

Connecticut	000-24751	06-1514263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut		06039
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (860) 435-9801

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K/A, Current Report

Salisbury Bancorp, Inc.

EXPLANATORY NOTE

On December 5, 2014, Salisbury Bancorp, Inc. (NASDAQ: SAL)(“Salisbury”), the bank holding company of Salisbury Bank and Trust Company (“Salisbury Bank”), successfully completed its previously announced merger (the “Merger”) with Riverside Bank (“Riverside”), of Poughkeepsie, New York, with Salisbury Bank, under the terms of the Agreement and Plan of Merger dated March 18, 2014 by and among Salisbury, Salisbury Bank and Riverside Bank.

Section 2.	Financial Information

Item 2.01.	Competition of Acquisition or Disposition of Assets

On December 5, 2014, Salisbury filed a Current Report on Form 8-K (the “Original Report”) announcing the completion of the Merger. This Current Report on Form 8-K/A amends the Original Report to provide the historical financial statements of Riverside Bank described in Item 9.01(a) below and the unaudited pro forma financial information described in Item 9.01(b) below.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The required financial statements of Riverside Bank, the business acquired, are included in the Registration Statement filed on September 9, 2014 on Form S-4/A and are incorporated by reference to this Form 8-K/A.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined consolidated financial information required by Item 9.01(b) of Form 8-K is included as Exhibit 99.1 to this amended Current Report on Form 8-K/A.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1 Unaudited pro forma condensed combined financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: February 13, 2015	By:	/s/ Donald E. White
Donald E. White
Chief Financial Officer